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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                  State of Other Jurisdiction
Name                                            of incorporation or Organization
----                                            --------------------------------

Syntel Software Limited                                     India

Syntel Europe, LTD.                                         England

Syntel (Singapore) PTE. LTD.                                Singapore

Syntel Mauritius                                            Mauritius

Syntel (Australia) Pty Limited                              Australia

Syntel Canada, Inc.                                         Canada
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